EXHIBIT 99.1

NEWS RELEASE

CTI Industries Corporation Reports

Results for Full Year and Fourth Quarter 2015

Record Sales; Profits Double

FOR IMMEDIATE RELEASE

March 23, 2016

BARRINGTON, IL, Wednesday, March 23, 2016 -- CTI Industries Corporation (NASDAQ Capital Market), a manufacturer and marketer of novelty balloons, vacuum and flexible packaging and storage products and printed and laminated films, today announced its full-year results of operations for 2015, as well as for the three months ended December 31, 2015.

Highlights of year-end results include:

•	Net Income more than doubled from $514,000 in 2014 to $1,047,000 in 2015. Per share income increased from $0.16 ($0.15 fully diluted) in 2014 to $0.32 ($0.30 fully diluted) in 2015.

•	Net sales rose to the highest level in CTI’s 40-year history to almost $60 million. Net sales in 2015 were $59,365,000 compared to net sales in 2014 of $57,828,000.

•	EBITDA reached $5 million for the year, the highest ever for CTI. In 2015, EBITDA was $4,957,000 compared to EBITDA of $4,036,000 in 2014.

Fourth Quarter Results

Consolidated net sales for the fourth quarter of 2015 were $15,888,000 compared to consolidated net sales of $15,180,000 for the fourth quarter of 2014. For the fourth quarter of 2015, CTI had net income of $502,000, $0.15 per share (basic and diluted), compared to net income of $382,000 for the fourth quarter of 2014, $0.12 per share (basic) and $0.11 per share (diluted).

Key Factors and Trends

Gross margin levels increased from 24.6% in 2014 to 27.5% in 2015. This increase resulted from (i) an increase in the sale of certain higher margin products, including sales of home container products and (ii) production efficiencies resulting from a reduction in factory overhead expenses.

Cash flow from operations increased substantially during 2015 and reached almost $2,600,000 for the year.

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Revenues from the sale of foil balloons and vacuum sealing products increased modestly in 2015; revenues from the sale of latex balloons declined by about 16%. On a unit basis, sales of both foil and latex balloons increased in 2015 over 2014. However, revenues from the sale of these products were negatively affected by currency exchange rate changes, particularly the decline of the Mexican peso and the Euro. With respect to latex balloons, changes in currency exchange rates negatively affected the Dollar value of latex balloon sales by approximately $2.1 million.

Revenues from the sale of a mix of other products almost doubled from $3,408,000 in 2014 to $6,709,000 in 2015. These other products include sales of home container and organization products through a network of independent distributors and sales of “Candy Blossoms” and “Candy Loons.”

Non-GAAP Measures

To provide additional information regarding the Company’s results, we have disclosed in this press release EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization). The Company defines EBITDA as earnings (loss) before net interest, other expense, taxes, depreciation and amortization expense. The Company has included EBITDA as a supplemental financial measure in this press release because it is a key measure used by management and the board of directors to understand and evaluate the core operating performance of the Company, to prepare budgets and operating plans, and because management believes such measure provides useful information in understanding and evaluating the Company’s operating results. However, use of EBITDA as an analytic tool has its limitations and you should not consider this measure in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP. A reconciliation to the closest GAAP statement of this non-GAAP measure is contained in the accompanying tables.

About CTI: CTI Industries Corporation is one of the leading manufacturers and marketers of foil and latex balloons, develops, produces and markets vacuum sealing systems for household use and produces laminated and printed films for commercial uses.  CTI markets its products throughout the United States and in a number of other countries.

Statements made in this release that are not historical facts are “forward-looking” statements (within the meaning of Section 21E of the Securities Exchange Act of 1934) that involve risks and uncertainties and are subject to change at any time. These “forward-looking” statements may include, but are not limited to, statements containing words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “goal,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or similar expressions. We have based these forward-looking statements on our current expectations and projections about future results. Although we believe that our opinions and expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and our actual results may differ substantially from statements made herein. More information on factors that could affect CTI’s business and financial results are included in its public filings made with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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CONTACT:

Investor Relations

Stanley Brown, 847-620-1330

sbrown@ctiindustries.com

– FINANCIAL HIGHLIGHTS FOLLOW –

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CTI Industries Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents (VIE $82,000 and $14,000, respectively)	$346,404	$150,332
Accounts receivable, (less allowance for doubtful
accounts of $126,000 and $230,000 respectively) (VIE $4,000 and $9,000, respectively)	11,410,999	11,286,797
Inventories, net (VIE $1,264,000 and $699,000, respectively)	17,869,911	17,755,300
Net deferred income tax asset	761,096	718,694
Prepaid expenses and other current assets (VIE $50,000 and $68,000, respectively)	2,048,761	2,562,803
Total current assets	32,437,171	32,473,926

Total property, plant and equipment, net (VIE $462,000 and $557,000, respectively)	6,553,555	7,755,527

Total other assets (VIE $440,000 and $440,000, respectively)	2,814,243	2,817,457

TOTAL ASSETS	$41,804,969	$43,046,910

LIABILITIES AND STOCKHOLDERS' EQUITY

Total current liabilities (VIE $1,697,000 and $742,000, respectively)	$20,200,675	$20,929,377
Total long-term liabilities, less current maturities (VIE $0 and $322,000, respectively)	9,015,270	9,310,164
Total Liabilities	29,215,945	30,239,541

Total CTI Industries Corporation stockholders' equity	12,787,487	12,880,171

Noncontrolling Interest	(198,463)	(72,802)

Total Equity	12,589,024	12,807,369

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$41,804,969	$43,046,910

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CTI Industries Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

	Year ended December 31,		Three months ended December 31,
	2015	2014	2015	2014

Net sales	$59,364,701	$57,828,200	$15,887,720	$15,179,684
Cost of sales	43,013,345	43,623,666	11,150,342	11,243,139
Gross profit	16,351,356	14,204,534	4,737,378	3,936,545

Operating expenses:
General and administrative	7,134,385	7,231,243	1,833,967	1,732,408
Selling	3,510,824	3,041,937	1,085,147	708,414
Advertising and marketing	2,889,609	2,322,172	883,966	675,777
Loss on sale of assets	-	-
Other (income)	-	-
Asset Impairment Loss	-	-

Total operating expenses	13,534,818	12,595,352	3,803,080	3,116,599

Income from operations	2,816,538	1,609,182	934,298	819,946

Other (expense) income:
Interest expense, net	(1,541,740)	(1,109,301)	(504,574)	(367,151)
Other	32,470	39,367	(14,759)	33,800

Total other expense	(1,509,270)	(1,069,934)	(519,333)	(333,351)

Income before income taxes and noncontrolling interest	1,307,268	539,248	414,965	486,595

Income tax expense	369,596	189,967	(16,917)	153,668

Net income	937,672	349,281	431,882	332,927

Less: Net (loss) income attributable to noncontrolling interest	(109,661)	(165,037)	(69,907)	(48,940)

Net income attributable to CTI Industries Corporation	$1,047,333	$514,318	$501,789	$381,867

Income applicable to common shares	$1,047,333	$514,318	$501,789	$381,867

Other Comprehensive (Loss) Income
Foreign currency adjustment	(1,175,106)	(647,711)	(165,119)	(95,697)
Comprehensive (loss) income attributable to CTI Industries Corporation	$(127,773)	$(133,393)	$336,670	$286,170

Basic income per common share	$0.32	$0.16	$0.15	$0.12

Diluted income per common share	$0.30	$0.15	$0.15	$0.11

Weighted average number of shares and
equivalent shares of common stock outstanding:
Basic	3,297,448	3,288,332	3,297,969	3,301,116

Diluted	3,437,140	3,439,427	3,437,691	3,448,406

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CTI Industries Corporation and Subsidiaries

EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Reconciliation from Net Income to EBITDA
Net Income (Loss)	$501,790	$381,868	$1,047,333	$514,318

Depreciation and amortization	439,254	513,463	1,925,965	2,200,160
Interest expense	546,679	370,839	1,614,574	1,131,441
Income taxes (benefit)	(16,918)	153,668	369,596	189,967

Total net adjustments	969,015	1,037,970	3,910,135	3,521,568

EBITDA	$1,470,805	$1,419,838	$4,957,468	$4,035,886

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